Exhibit 99(a)


                                  PRESS RELEASE

           55 Technology Way o West Greenwich, Rhode Island 02817 USA
       Telephone: 401 392-1000 o Fax: 401 392-1234 o Website: WWW.GTECH.COM




For Immediate Release                                Contact: Robert K. Vincent
  August 7, 2003                                              Public Affairs
                                                              GTECH Corporation
                                                              401-392-7452


             GTECH LAUNCHES OFFER TO PURCHASE EXISTING INDEBTEDNESS


WEST GREENWICH, RI - (August 7, 2003) - GTECH Holdings Corporation (NYSE: GTK) today announced that its wholly-owned subsidiary, GTECH Corporation, has launched an offer to purchase up to $55.0 million aggregate principal amount of its 7.87% Series B Guaranteed Senior Notes due 2007, each of which was issued by GTECH Corporation in private placements in 1997. The offer, which is subject to certain conditions, expires at 12:00 midnight on August 27, 2003, unless extended or earlier terminated. The Company intends to use cash on hand, borrowings under its $300.0 million revolving credit facility, or a combination of both, to fund the purchase.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

                                     -more-

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery industry; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; (xiii) the possibility of adverse determinations in pending legal proceedings; and (xiv) the ultimate success of the tender offer.

                                       ooo

GTECH, a leading global information technology company with $1 billion in revenues and 4,200 people in 43 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.


                                       ooo